EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

dated as of November 16, 2010

between

Cascade Bancorp

and

Weichert Enterprise LLC,
Michael F. Rosinus R/O IRA,
Keefe Ventures Fund LP,
Alden Global Value Recovery Master Fund, L.P.
and
Cougar Trading, LLC

EXECUTION COPY

TABLE OF CONTENTS

		Page

ARTICLE I

Purchase; Closings

1.1	Purchase	2
1.2	Closing	2

ARTICLE II

Representations and Warranties

2.1	Disclosure	6
2.2	Representations and Warranties of the Company	7
2.3	Representations and Warranties of the Investors	29

ARTICLE III Covenants

3.1	Filings; Other Actions	30
3.2	Access, Information and Confidentiality	32
3.3	Conduct of the Business	33
3.4	Reasonable Efforts	33
3.5	Shareholder Litigation	33
3.6	Material Non-Public Information	33

ARTICLE IV
Additional Agreements

4.1	Legend	34
4.2	Certain Transactions	34
4.3	Indemnity	34
4.4	Registration Rights	37
4.5	Anti-Takeover Matters; Takeover Laws; No Rights Triggered	37
4.6	VCOC Investor	38
4.7	Continued Listing Authorization	38

ARTICLE V
Termination

5.1	Termination	39
5.2	Effects of Termination	39

-i-

ARTICLE VI
Miscellaneous

6.1	Survival	39
6.2	Amendment	40
6.3	Waivers	40
6.4	Counterparts and Facsimile	40
6.5	Governing Law	40
6.6	Waiver of Jury Trial	40
6.7	Notices.	40
6.8	Entire Agreement, Etc.	41
6.9	Other Definitions	41
6.10	Captions	42
6.11	Severability	43
6.12	No Third-Party Beneficiaries	43
6.13	Public Announcements	43
6.14	Specific Performance	43

-ii-

LIST OF EXHIBITS

Exhibit A:	Form of Opinion of Counsel
Exhibit B:	Form of Officer’s Certificate from the Company
Exhibit C:	Form of Registration Rights Agreement

-iii-

INDEX OF DEFINED TERMS

Term	Location of Definition
Agency	2.2(z)(8)(i)
Affiliate	6.9(2)
Agreement	Preamble
Articles of Incorporation	2.2(a)
Beneficially Own/Beneficial Owner/Beneficial Ownership	6.9(9)
Benefit Plan	2.2(p)(1)
BHC Act	2.2(a)
Board of Directors	2.2(c)(1)
Burdensome Condition	6.9(10)
Business Combination Exemption Resolutions	4.5(a)
business day	6.9(7)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(p)(2)
Common Stock/Common Shares	Recitals
Company	Preamble
Company 10-K	2.2(c)(1)
Company Bank	1.2(b)(1)(x)
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(c)(1)
Company Reports	2.2(g)(1)
Company Restricted Stock	2.2(c)(1)
Company Significant Agreement	2.2(k)
Company Stock Option	2.2(c)(1)
Company Stock Option Plans	2.2(c)(1)
Company Subsidiary/Company Subsidiaries	2.2(b)
Company TRuPS	Recitals
control/controlled by/under common control with	6.9(2)
De Minimis Claim	4.5(e)
Disclosure Schedule	2.1(a)
Discounted TRuPS Amount	Recitals
ERISA	2.2(p)(1)
ERISA Affiliate	2.2(p)(2)
ERISA Plan	2.2(p)(3)
Exchange Act	2.2(g)(1)
FDIC	2.2(b)
GAAP	2.2(f)
Governmental Entity	1.2(b)(1)(i)
herein/hereof/hereunder	6.9(5)
including/includes/included/include	6.9(4)
Indemnified Party	4.3(c)

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Term	Location of Definition
Indemnifying Party	4.3(c)
Information	3.2(b)
Insurer	2.2(z)(8)(iii)
IT Assets	2.2(w)
Intellectual Property	2.2(w)
Investment Amount	1.2(a)
Investor(s)	Preamble
IRS	2.2(i)(1)
knowledge of the Company/Company’s knowledge	6.9(10)
Liens	2.2(b)
Loans	2.2(z)(2)
Loan Investor	2.2(z)(8)(ii)
Losses	4.3(a)
Material Adverse Effect	2.1(b)
MNPI	3.6
NASDAQ	1.2(b)(1)(xii)
OBCA	2.2(v)
Order	1.2(b)(1)(x)
Other Private Placements	Recitals
Other Securities Purchase Agreements	Recitals
Outside Date	5.1(b)
Pension Plan	2.2(p)(3)
Per Share Purchase Price	1.2(a)
Permitted Liens	2.2(h)
person	6.9(8)
Plan Asset Regulations	4.6
Pool	2.2(z)(7)
Pre-Closing Period	3.3
Previously Disclosed	2.1(c)
Purchased Shares	1.2(a)
Registration Rights Agreement	Recitals
Regulatory Agreement	2.2(y)
SEC	2.1(c)
Securities Act	2.2(g)(1)
Shareholder Litigation	3.5
Shareholder Approvals	2.2(d)(1)
subsidiary	6.9(1)
Takeover Law	2.2(v)
Tax/Taxes	2.2(i)(1)
Tax Return	2.2(i)(1)
Threshold Amount	4.3(e)
Transaction Documents	Recitals
TRuPS Exchanges	Recitals

-v-

Term	Location of Definition
Trust Preferred Securities Exchange Agreements	Recitals
Unlawful Gains	2.2(n)(5)
VCOC	4.6
VCOC Investor	4.6
Voting Debt	2.2(c)(1)

-vi-

SECURITIES PURCHASE AGREEMENT, dated as of November 16, 2010 (this “Agreement”), between Cascade Bancorp (the “Company”) and Weichert Enterprise LLC, Michael F. Rosinus R/O IRA, Keefe Ventures Fund LP, Alden Global Value Recovery Master Fund, L.P., and Cougar Trading, LLC (each an “Investor” and together the “Investors”).

RECITALS:

A.          The Investment. The Company intends to sell to the Investors, and the Investors intend to purchase from the Company, as an investment in the Company, the securities as described herein. The securities to be purchased at the closing are shares of common stock, no par value, of the Company (“Common Stock” or “Common Shares”).

B.          Additional Private Placements. Concurrently with the investment contemplated herein, the Company has agreed to sell Common Shares in private placements (the “Other Private Placements”) to the other investors listed in Section 1.2(b)(1)(vi) of the Disclosure Schedule (the “Other Investors”) under separate securities purchase agreements (the “Other Securities Purchase Agreements”), with the closing of such transactions to occur simultaneously with the closing of this transaction as described herein.

C.          Registration Rights. At Closing, the Company will enter into a Registration Rights Agreement for the benefit of the Investor and the Other Investors, substantially in the form attached as Exhibit C hereto (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Purchased Shares under the 1933 Act and applicable state securities laws.

D.          Exchange Agreements. On November 16, 2010, the Company entered into Exchange Agreements dated November 11, 2010 (together with all other agreements entered into in connection therewith, the “Trust Preferred Securities Exchange Agreements”) with Cohen & Company Financial Management, LLC, ATP Management LLC and each of Alesco Preferred Funding X, Ltd., Alesco Preferred Funding VI, Ltd., Alesco Preferred Funding XI, Ltd. and Alesco Preferred Funding XIV, Ltd. with respect to the exchange of all trust preferred securities issued by issuer trusts originated by the Company (the “Company TRuPS”) for promissory notes issued by the Company substantially in the forms attached to the Trust Preferred Securities Exchange Agreements (such exchanges to be collectively referred to herein as the “TRuPS Exchanges”). Following the closing of the transactions contemplated hereby, such promissory notes shall become due and payable for an aggregate amount equal to 20% of the aggregate amount of the face value of the Company TRuPS immediately prior to the completion of the TRuPS Exchanges (together with accrued interest as provided pursuant to the terms of such promissory notes) (the “Discounted TRuPS Amount”).

E.          Transaction Documents. The term “Transaction Documents” refers to this Agreement, the Registration Rights Agreement and the Other Securities Purchase Agreements.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closings

1.1           Purchase. On the terms and subject to the conditions set forth herein, the Investor will purchase from the Company, and the Company will issue and sell to the Investor, a number of shares of Common Stock as set forth herein.

1.2           Closing.

(a)           Subject to the satisfaction (or, where permissible, waiver) of the conditions to the closing set forth in Section 1.2(b), the closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the closing of the Other Private Placements or as shall be agreed upon in writing by the parties hereto, at the offices of the Company located at 1100 NW Wall Street, Bend, Oregon 97701 or such other location as agreed by the parties in writing. The date of the Closing is referred to as the “Closing Date.”  Subject to the satisfaction of the conditions described in Section 1.2(b), at the Closing, the Company will deliver to each Investor one or more certificates bearing the appropriate legends herein provided for and free and clear of all Liens representing such number of whole shares of Common Stock (the “Purchased Shares”) determined by dividing the investment amount for the Investor as disclosed in Section 1.2(b)(1)(vi) of the Disclosure Schedule (the Investor’s “Investment Amount” and, in the aggregate with the amounts to be invested pursuant to the Other Securities Purchase Agreements, the “Investment Amounts”) by the price per share as disclosed on Section 1.2(b)(1)(vi) of the Disclosure Schedule (as adjusted in accordance with Section 4.7 to reflect any reverse stock split of the Common Stock effected prior to the Closing, the “Per Share Purchase Price”), against payment by the Investor of the Investment Amount by wire transfer of immediately available United States funds to a bank account designated by the Company; provided, that if the Purchased Shares would be equal to or greater than 9.9% of any class of Voting Securities (as defined in the BHC Act) of the Company outstanding at such time (assuming, for this purpose only, full conversion of all securities owned by the Investor and its Affiliates that are convertible into or exercisable for Voting Securities and no conversion by other holders of such convertible securities), then the Investor shall purchase the highest number of shares of Common Stock at the Per Share Purchase Price (and the Investment Amount shall be reduced accordingly) such that the Investor will not be deemed to own, control or have the power to vote, for purposes of the BHC Act (as defined below) and the rules and regulations promulgated thereunder, 9.9% or more of any class of Voting Securities (as defined in the BHC Act) of the Company outstanding at such time (assuming, for this purpose only, full conversion of all securities owned by the Investor and its Affiliates that are convertible into or exercisable for Voting Securities and no conversion by other holders of such convertible securities).

(b)           Closing Conditions.

(1)           The obligation of each Investor to consummate the Closing is subject to the fulfillment prior to or contemporaneously with the Closing of each of the following conditions, any of which may be waived by such Investor (as to itself only):

(i)           no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investor or its Affiliates from owning, voting, converting or exercising any securities of the Company in accordance with the terms thereof and no lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”) seeking to effect any of the foregoing;

(ii)          the Shareholder Approvals shall have been received;

(iii)         the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such date);

(iv)         the Company shall have performed all obligations required to be performed by it at or prior to or contemporaneously with the Closing under this Agreement;

(v)          since the date hereof, there shall not have occurred any circumstance, event, change, development or effect that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company or its principal depository institution subsidiary;

(vi)         the Company shall receive gross proceeds from the sale of Common Shares pursuant to the Transaction Documents of an aggregate amount not less than $165 million or more than $177 million from the investors listed in Section 1.2(b)(1)(vi) of the Disclosure Schedule, contemporaneously with the Closing and all of such proceeds, other than (A) amounts used to pay all amounts due under the promissory notes issued pursuant to the Trust Preferred Securities Exchange Agreements (not to exceed the Discounted TRuPS Amount) and to pay related fees and expenses (which related fees and expenses shall not exceed $2.7 million); (B) amounts used to reimburse the Other Investors in the Other Private Placements for their respective out-of-pocket fees and expenses pursuant to the Other Securities Purchase Agreements; (C) amounts to pay expenses related to the shareholders’ meeting to be held in connection with the Shareholder Approvals and to the transactions contemplated by the Transaction Documents; and (D) up to $1 million which will remain at the Company for working capital purposes, shall be contributed as capital to the Company’s principal depository institution subsidiary;

(vii)        Davis Wright Tremaine LLP, counsel for the Company, shall have delivered to the Investor their written opinion, dated the Closing Date, in the form set forth in Exhibit A hereto, in form and substance satisfactory to the Investor;

(viii)       the Company shall have delivered to the Investor a duly executed Officer’s Certificate in the form set forth in Exhibit B hereto;

(ix)          the TRuPS Exchanges shall have been completed pursuant to and in accordance with the terms of the Trust Preferred Securities Exchange Agreements, and the consummation of the transactions contemplated hereby and by the Other Securities Purchase Agreements shall constitute a Capital Raise, as defined in and pursuant to the promissory notes issued pursuant to the Trust Preferred Securities Exchange Agreements, requiring the payment in full of such promissory notes for an amount not to exceed, in the aggregate, the Discounted TRuPS Amount;

(x)           the Company and its subsidiaries shall be in compliance in all material respects with the policies and procedures adopted by them and disclosed to the Investor in the Three Year Financial Plan dated May 26, 2010, and none of such policies and procedures shall have been revoked or modified in any respect that would make it materially less likely that the Company and its subsidiaries will be able to comply with the cease-and-desist order dated August 27, 2009 against the Bank of the Cascades (the “Company Bank”), an Oregon chartered stock bank and a wholly owned subsidiary of the Company, issued by the FDIC (as defined below) and the Oregon Division of Finance and Corporate Securities (the “Order”) (or any other enforcement orders in effect as of the Closing);

(xi)          as of the close of business on the second business day immediately preceding the Closing, the Company’s (A) classified assets on its balance sheet shall not be more than 5% higher than the amount set forth as of June 30, 2010, (B) non-performing assets on its balance sheet shall not be more than 5% higher than the amount set forth as of June 30, 2010 and (C) the Company’s net loss, exclusive of tax adjustments or tax expense, for the period June 30, 2010 to the second business day prior to the Closing Date, shall not exceed $20 million;

(xii)         the Company shall have caused the shares of Common Stock issuable at Closing and the shares of Common Stock to be issued in the Other Private Placements to be approved for listing on the NASDAQ Capital Market (“NASDAQ”), subject to official notice of issuance;

(xiii)       the Company, the Investors and the investors in the Other Private Placements shall have made or obtained the approvals and authorizations of, filings and registrations with, and notifications to, and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from, all Governmental Entities, including bank regulatory authorities and all third party consents required to consummate the transactions contemplated by the Transaction Documents, in each case without the imposition of a Burdensome Condition;

(xiv)       except as Previously Disclosed (as defined below), no Regulatory Agreement shall have been threatened or issued by any Governmental Entity with regulatory authority over the Company and its subsidiaries and neither the Company nor the Company Bank shall have entered into a written agreement with respect to or otherwise consented to a Regulatory Agreement;

(xv)        no law, rule, regulation, policy or guidance shall have been enacted or issued by any Governmental Entity after the date hereof that, individually or in the aggregate, would reasonably be expected to adversely affect (with respect to the Investor or its Affiliates) any material financial term of the transactions contemplated by this Agreement or the anticipated benefits or burdens to the Investor and its Affiliates of the transactions contemplated hereby;

(xvi)       at Closing, the Company will deliver a certificate of the Chief Executive Officer or the Chief Financial Officer certifying compliance with each of the above conditions and upon the request of the Investor shall provide sufficient detail that the Investor may verify compliance; and

(xvii)      at the Closing, the Registration Rights Agreement shall be executed by the Company and each investor purchasing securities pursuant to the Other Securities Purchase Agreements.

(2)          The obligation of the Company to consummate the Closing is subject to the fulfillment prior to the Closing of each of the following conditions:

(i)           the representations and warranties of the Investors set forth in Section 2.3 of this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such date);

(ii)          the Company shall receive gross proceeds from the sale of Common Shares of an aggregate amount not less than $165 million (which includes the Investment Amounts), contemporaneously with the Closing, from the proceeds from the Other Private Placements and from the Investor as contemplated by this Agreement;

(iii)         the Company and the Investors shall have obtained the approvals and authorizations of, filings and registrations with, and notifications to, and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities, for the transactions contemplated by the Transaction Documents; and

(iv)         the Investors shall have performed all obligations required to be performed by it at or prior to the Closing under this Agreement.

ARTICLE II

Representations and Warranties

2.1          Disclosure.

(a)           On or prior to the date of this Agreement, the Company delivered to the Investors a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 or to one or more of its covenants contained in Article III; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event, or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(b)           “Material Adverse Effect” means, with respect to any Investor, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is or would reasonably be expected to be material and adverse to the financial position, results of operations, business, assets or liabilities, management or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole, or (2) would or would reasonably be expected to materially impair the ability of either the Investor or the Company, respectively, to perform its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investors, (C) changes, after the date hereof, in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes), (D) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, and (E) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A) and (D), to the extent that the effects of such changes have a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally, and with respect to clause (E), to the extent that such public disclosure results in additional restrictions or sanctions against the Company or the Company Bank by a Governmental Entity.

(c)           “Previously Disclosed” with regard to the Company (1) means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which is reasonably apparent on its face that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed with respect to such other provision and (2) includes information publicly disclosed by the Company in the Company Reports filed by it with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) on or after January 1, 2010, including amendments thereto filed prior to the date hereof, and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” or any other disclaimers that are non-specific or statements that are predictive or forward-looking in nature, and any exhibits thereto and documents incorporated by reference therein).

2.2           Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants as of the date of this Agreement and as of the Closing (except to the extent made only as of a specified date, in which case as of such date) to the Investor that:

(a)           Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, or any successor statute (the “BHC Act”). The Company has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the Company’s Articles of Incorporation, as amended through the date of this Agreement (the “Articles of Incorporation”), and bylaws as amended through the date of this Agreement.

(b)           Company’s Subsidiaries. The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (individually, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”), and all shares of the outstanding capital stock of each of the Company Subsidiaries are owned directly or indirectly by the Company. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. All of the issued and outstanding shares of capital stock (or equivalent interests of entities other than corporations) of each of the Company Subsidiaries are duly authorized and validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (“Liens”) with respect thereto. Neither the Company nor any of the Company Subsidiaries is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of any Company Subsidiary. Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of organization, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect on the Company. Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company Bank is duly organized and validly existing as an Oregon state-chartered commercial bank and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the charter and bylaws of the Company Bank as amended through the date of this Agreement.

(c)           Capitalization.

(1)           As of the date hereof, the authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, no par value (the “Company Preferred Stock”). As of the date hereof, there are 28,538,399 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding. From the date of this Agreement through the Closing Date, except pursuant to the Transaction Documents and the transactions contemplated hereby and thereby, the Company shall not have (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock (other than shares issued upon the exercise of Company Stock Options outstanding on the date of this Agreement and disclosed in the Company's Disclosure Schedule), (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock. As of the date hereof, there are (i) outstanding stock options issued under the Company’s 1994 Incentive Stock Option Plan, as amended prior to the date hereof and as filed as exhibits 10.1 and 10.2 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2009 (the “Company 10-K”), Deferred Compensation Plans as filed as exhibit 10.3 to the Company 10-K, 2002 Equity Incentive Plan, as filed as exhibit 10.4 to the Company 10-K, and 2008 Performance Incentive Plan (together, the “Company Stock Option Plans”) to purchase an aggregate of 1,564,969 shares of the Common Stock (each, a “Company Stock Option”), (ii) an aggregate of 476,840 shares of restricted stock and 11,811 restricted stock units (“Company Restricted Stock”) outstanding under the Company Stock Option Plans and (iii) 414,630 shares of the Common Stock reserved for issuance under the Company Stock Option Plans. Other than in respect of awards outstanding under or pursuant to the Company Stock Option Plans, no shares of Common Stock or Company Preferred Stock are reserved for issuance. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Each Company Stock Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Company Stock Option Plans pursuant to which it was issued, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant and (iii) has a grant date identical to the date on which the board of directors of the Company (the “Board of Directors”) or compensation committee of the Board of Directors actually awarded such Company Stock Option. Neither the Company nor any of its officers, directors, or employees is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of the Company. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, repurchase rights, commitments, or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2009 and all dividends or other distributions that have been declared, set aside, made or paid to the shareholders of the Company since that date.

(2)           Section 2.2(c)(2) of the Company’s Disclosure Schedule sets forth the following information with respect to each Company Stock Option and share of Company Restricted Stock, which is true and correct as of the date of this Agreement: (i) the name of each holder of Company Stock Options and Company Restricted Stock, (ii) the number of shares of Common Stock subject to such Company Stock Option and the number of shares of Company Restricted Stock, and, as applicable, the grant date, exercise price, number of shares vested or not otherwise subject to repurchase rights, reacquisition rights or other applicable restrictions, vesting schedule, and the Company Stock Option Plan under which such Company Stock Options or shares of Company Restricted Stock were granted, and (iii) whether, in the case of a Company Stock Option, such Company Stock Option is an Incentive Stock Option (within the meaning of the Code). The Company has made available to the Investors copies of each form of stock option and restrictive stock agreements evidencing outstanding Company Stock Options and has also delivered any other stock option and restricted stock agreements to the extent there are variations from the form of agreement, specifically identifying the holder(s) to whom such variant forms apply.

(d)           Authorization.

(1)           The Company has the corporate power and authority to enter into and deliver this Agreement, the Other Securities Purchase Agreements and the Registration Rights Agreement and, subject to obtaining the Shareholder Approvals (defined below), to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Other Securities Purchase Agreements and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby, including the issuance of Common Stock in accordance with the terms of this Agreement and the increase in the authorized shares of the Company, have been duly authorized by the affirmative vote of at least a majority of the directors on the Board of Directors. This Agreement and the Other Securities Purchase Agreements have been, and the Registration Rights Agreement will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement and the Registration Rights Agreement by the Investor and of the Other Securities Purchase Agreements by the other parties thereto, are or will be, as applicable, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate proceedings or approvals or authorizations by the Company or the Company shareholders are necessary for the execution and delivery by the Company of this Agreement, the Other Securities Purchase Agreements and the Registration Rights Agreement, the performance by the Company of its obligations hereunder and thereunder or the consummation by the Company of the transactions contemplated hereby and thereby, subject to receipt of the Shareholder Approvals. The only vote of the shareholders of the Company required to approve (i) the amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the issuance of Common Stock contemplated in this Agreement and the Other Securities Purchase Agreements is that more votes are cast for such proposal than are cast against such proposal and (ii) the issuance of such authorized shares of Common Stock for purposes of rule 5635 of NASDAQ’s listing rules is a majority of the votes cast on such proposal (such shareholder approvals to amend the Articles of Incorporation, and to issue the Common Stock, the “Shareholder Approvals”). The Board of Directors has resolved that the transactions contemplated hereby and by the Other Securities Purchase Agreements are in the best interests of shareholders of the Company and has determined unanimously to recommend to the shareholders the approval of the actions with respect to the Shareholder Approvals.

(2)           Neither the execution, delivery and performance by the Company of this Agreement, the Other Securities Purchase Agreements or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions of any of the foregoing, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (A) subject to the receipt of the Shareholder Approvals, its Articles of Incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches that are not material, individually or in the aggregate.

(3)           Other than the securities or blue sky laws of the various states and the filings, notices, approvals or clearances required under federal or state banking laws, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, the Other Securities Purchase Agreements or the Registration Rights Agreement.

(e)           Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

(f)           Financial Statements. The Company has previously made available to the Investor copies of (i) the consolidated balance sheets of the Company as of December 31, 2009 and 2008 and related consolidated statements of income, shareholders’ equity and cash flows for the three years ended December 31, 2009, together with the notes thereto, certified by Delap LLP and included in the Company 10-K, as filed with the SEC, and (ii) the unaudited consolidated balance sheets of the Company as of September 30, 2010 and related consolidated statements of income, shareholders’ equity and cash flows for the period then ended, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 (collectively, the “Company Financial Statements”). The Company Financial Statements, and the financial statements to be filed by the Company with the SEC after the date of this Agreement, (1) have been or will be prepared from, and are or will be in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied or will comply, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been or will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis and (4) present or will present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates set forth therein and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of interim unaudited statements).

(g)           Reports.

(1)           Since December 31, 2007, the Company and each Company Subsidiary have filed all reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. As of the date of this Agreement, except as set forth in Section 2.2(g) of the Disclosure Schedule, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. Except as set forth in Section 2.2(g) of the Disclosure Schedule, the Company Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it and, when it was filed and as of the date of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”). No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. There are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, when next due.

(2)           The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2006, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of the Company Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company or any of the Company Subsidiaries.

(h)           Properties and Leases. Except for any Permitted Liens, the Company and each Company Subsidiary have good title free and clear of any Liens to all the real and personal property reflected in the Company’s consolidated balance sheet as of December 31, 2009 included in the Company 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. For purposes of this Agreement, “Permitted Liens” means (i) Liens for taxes and other governmental charges and assessments arising in the ordinary course which are not yet due and payable, (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other Liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection. Except as would not be expected to have a Material Adverse Effect, all leases of real property and all other leases pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any such lease, any existing default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a default.

(i)           Taxes.

(1)           Each of the Company and the Company Subsidiaries has filed all federal, state, county, local and foreign material Tax Returns required to be filed by it and all such Tax Returns are accurate and complete in all material respects, and paid all Taxes owed by it and no Taxes owed by it or assessments received by it are delinquent. The federal income Tax Returns of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2007, and for all fiscal years prior thereto, are for the purposes of audit by the Internal Revenue Service (the “IRS”) closed because of the expiration of the statutory period of limitations, and no claims for additional Taxes for such fiscal years are pending. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver. Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the Company’s knowledge, is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies and no material deficiencies have been proposed by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax Returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or for which reserves adequate in accordance with GAAP have not been provided. Each of the Company and the Company Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties. Neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation under, any material Tax sharing or material Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Company and any Company Subsidiary. Neither the Company nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law). Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable. The Company has not been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or similar taxes, and the term “Tax Return” means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits) required to be filed with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing.

(j)           Absence of Certain Changes. Since December 31, 2009, the Company has not, and no Company Subsidiary has, made or declared any distribution or dividend in cash or in kind to its shareholders or issued or repurchased any shares of its capital stock or other equity interests. Since December 31, 2009, the business and operations of the Company and the Company Subsidiaries have been conducted in the ordinary course of business consistent with past practice, and there has not been:

(1)           except as Previously Disclosed, any circumstance, occurrence, or development which, individually or in the aggregate with other circumstances, occurrences, or developments, has had or is reasonably likely to have a Material Adverse Effect on the Company;

(2)           any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased, or otherwise used by the Company or any Company Subsidiary, whether or not covered by insurance; or

(3)           any change in any method of accounting or accounting policies by the Company.

(k)           Commitments and Contracts. The Company has Previously Disclosed or provided to the Investor or its representatives, prior to the date hereof, true, correct, and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(1)           any labor contract or agreement with any labor union;

(2)           any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or the Company Subsidiaries;

(3)           any contract containing covenants that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities); and any contract that could require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

(4)           any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event, excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of the Company Subsidiaries;

(5)           any real property lease and any other lease with annual rental payments aggregating $1,000,000 or more;

(6)           other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $1,000,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(7)           any contract or arrangement under which the Company or any of the Company Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or the Company Subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any of the Company Subsidiaries;

(8)           any contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

(9)           any standstill or similar agreement pursuant to which the Company or any Company Subsidiary has agreed not to acquire assets or securities of another person;

(10)         any contract that would prevent, delay or impede the Company’s ability to consummate the transactions contemplated by this Agreement and the Other Securities Purchase Agreements;

(11)         any contract providing for indemnification by the Company or any Company Subsidiary of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

(12)         other than contracts relating to the ordinary course management of credit extensions and contracts relating to Other Real Estate Owned, any contract that contains a put, call, or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $250,000;

(13)         any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former director, officer, employee or consultant;

(14)         any material plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former director, officer, employee or consultant;

(15)         any contract with any Governmental Entity that imposes any material obligation or restriction on the Company or the Company Subsidiaries;

(16)         any contract relating to indebtedness for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for office equipment) in excess of $1,000,000, except for those issued in the ordinary course of business; and

(17)         any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

Each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect. The Company and each of the Company Subsidiaries, as applicable, are in compliance in all material respects with and have performed in all material respects all obligations required to be performed by them to date under each Company Significant Agreement. Neither the Company nor any of the Company Subsidiaries knows of, or has received notice of, any violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement. Consummation of the transactions contemplated by this Agreement will not place the Company or any of the Company Subsidiaries in breach or default of any Company Significant Agreement, or trigger any modification, termination or acceleration thereunder. Other than as contemplated by the Other Securities Purchase Agreements, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions between the Company or any Company Subsidiaries, on the one hand, and the Company, any current or former director or executive officer of the Company or any Company Subsidiaries or any person who Beneficially Owns 5% or more of the Common Shares (or any of such person’s immediate family members or Affiliates) (other than Company Subsidiaries), on the other hand.

(l)            Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Common Stock to be issued pursuant to this Agreement or any other Transaction Document under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which would subject the offering, issuance, or sale of any of such Common Stock to be issued to the registration requirements of the Securities Act.

(m)         Litigation and Other Proceedings; No Undisclosed Liabilities.

(1)           There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding against the Company or any Company Subsidiary that (A) involves a claim that is or that could be, if adversely determined, for damages in excess of $100,000, or (B) individually or in the aggregate, has prevented or materially impaired, or would reasonably be expected to prevent or materially impair, the ability of the Company to consummate the transactions contemplated hereby. Neither the Company nor any Company Subsidiary is subject to any injunction, order, judgment or decree, nor are there any proceedings with respect to the foregoing pending, or to the knowledge of the Company, threatened.

(2)           Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent, or otherwise) which are not appropriately reflected or reserved against in the financial statements described in Section 2.2(f) to the extent required to be so reflected or reserved against in accordance with GAAP, except for liabilities that have arisen since September 30, 2010 in the ordinary course of business consistent with past practice.

(n)          Compliance with Laws and Other Matters; Insurance. Except as Previously Disclosed, the Company and each Company Subsidiary:

(1)           in the conduct of its business is in compliance in all material respects with all, and the condition and use of its properties does not violate or infringe in any material respect any, applicable domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Troubled Asset Relief Program, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and as of the date hereof, the Company Bank has a Community Reinvestment Act rating of “satisfactory” or better;

(2)           has all material permits, licenses, franchises, authorizations, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and all such filings, applications and registrations are current, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened;

(3)           currently is complying in all material respects with and, to the knowledge of the Company, is not under investigation with respect to, nor has been threatened by any Governmental Entity to be charged with or given notice of any material violation of, all applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees;

(4)           has, except for statutory or regulatory restrictions of general application, not been placed under any restriction by a Governmental Entity on its business or properties, and except for routine examinations by applicable Governmental Entities, received no notification or communication from any Governmental Entity that an investigation by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or threatened;

(5)           has not, since January 1, 2007, nor has any other person on behalf of the Company or any Company Subsidiary that qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

(6)           to the extent it qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, has implemented such anti-money laundering mechanisms and kept and filed all reports and other necessary documents as required by, and otherwise complied with, the U.S. Anti-Money Laundering laws and the rules and regulations thereunder; and

(7)           is presently insured, and during each of the past two calendar years (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, for reasonable amounts with, to the knowledge of the Company, financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with industry practice, customarily be insured.

(o)           Labor. Employees of the Company and the Company Subsidiaries are not and have never been represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary, nor have there been in the last three years. Each of the Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

(p)          Company Benefit Plans.

(1)           “Benefit Plan” means all employment agreements, employee benefit and compensation plans, programs, agreements, contracts, policies, practices, or other arrangements providing compensation or benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or is party, whether or not written, including without limitation any “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock appreciation right, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy. Each Benefit Plan is listed on Section 2.2(p)(1) of the Company’s Disclosure Schedule. True and complete copies of all Benefit Plans listed on Section 2.2(p)(1) of the Company’s Disclosure Schedule have been made available to the Investor prior to the date hereof or have been filed with a Company Report.

(2)           With respect to each Benefit Plan, (A) the Company and the Company Subsidiaries have complied, and are now in compliance with the applicable provisions of ERISA, and the Internal Revenue Code of 1986, as amended (the “Code”) and all other laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in accordance with its terms. None of the Company or the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full. “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(3)           Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a favorable determination letter from the IRS and nothing has occurred, whether by action or failure to act, that could likely result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code. Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(4)           Neither the Company, any Company Subsidiary nor any ERISA Affiliate (x) sponsors, maintains or contributes to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) sponsors, maintains or has any liability with respect to or an obligation to contribute to or has within the past six years sponsored, maintained, had any liability with respect to, or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(5)           None of the execution and delivery of this Agreement, the issuance of Common Stock, nor the Shareholder Approvals or consummation of the transactions contemplated hereby or by the Other Securities Purchase Agreements, will, whether alone or in connection with another event, (i) constitute a “change in control” or “change of control” within the meaning of any Benefit Plan or result in any material payment or benefit (including without limitation severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, any employment or change in control agreements, (ii) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code, (iii) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (iv) result in any acceleration of the time of payment or vesting of any such benefits, including, for the avoidance of doubt, the Company Stock Option Plans, (v) require the funding or increase in the funding of any such benefits, or (vi) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(6)           As of the date hereof, there is no pending or, to the knowledge of the Company, threatened, litigation relating to the Benefit Plans. Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and the Company Subsidiaries.

(7)           There are no pending or, to the knowledge of the Company, threatened claims, lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (iii) the assets of any of the trusts under any of the Benefit Plans.

(q)           Status of Securities. Upon receipt of the Shareholder Approvals, the shares of Common Stock to be issued pursuant to this Agreement and the Other Securities Purchase Agreements shall have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor as provided in this Agreement and the Other Securities Purchase Agreements, such shares of Common Stock will be validly issued, fully paid and nonassessable, and will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other shareholder of the Company, nor will such issuance result in the violation or triggering of any price-based antidilution adjustments under any agreement to which the Company or any Company Subsidiary is a party.

(r)           Investment Company. Neither the Company nor any of the Company Subsidiaries is an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

(s)           Risk Management; Derivatives.

(1)           The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts expected to be incurred by persons of similar size and in similar lines of business as the Company and the Company Subsidiaries.

(2)           All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk and in the ordinary course of business, (ii) in accordance with prudent practices and in material compliance with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(t)           Foreign Corrupt Practices and International Trade Sanctions. Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(u)           Environmental Liability. Except as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and each Company Subsidiary: (i) are in compliance with all applicable Environmental Laws; (ii) have not owned or operated any property that has been contaminated with any Hazardous Substance that could be expected to result in liability for the Company or any Company Subsidiary pursuant to any Environmental Law; (iii) are not liable for Hazardous Substance disposal or contamination on any third party property; (iv) have not received any notice, demand, letter, claim or request for information in the preceding three years indicating that it may be in violation of or subject to liability under any Environmental Law; (v) are not subject to any order, decree, injunction or agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (vi) to the Company’s knowledge are not subject to any circumstances or conditions that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; (vii) have not participated in the management of any borrower or other third party property, or taken any other actions such that they are reasonably likely to be deemed an owner or operator of such property for purposes of any Environmental Law and (viii) have made available to the Investors copies of all environmental reports, studies, assessments, and memoranda in its possession relating to the Company or its Subsidiaries or any of their current or former properties or operations. For purposes of this Agreement, “Environmental Law” means any law, regulation, order, decree, common law or agency requirement relating to the protection of the environment or human health and safety and “Hazardous Substance” means any substance that is regulated pursuant to any Environmental Law including any waste, petroleum products, asbestos, mold and lead products.

(v)           Anti-Takeover Provisions. The Company and the Board of Directors has taken all actions necessary to ensure that the transactions contemplated by the Transaction Documents, individually or taken as a whole (including the investment hereunder), are not subject to the provisions of Section 60.835 of the Oregon Business Corporation Act (the “OBCA”) (including, but not limited to, the approval of such transactions by the Board of Directors and/or shareholders as contemplated by Section 60.835 of the OBCA and Article X of the Articles of Incorporation) or Article X of the Articles of Incorporation and any other similar provisions of an anti-takeover nature contained in its organizational documents and the provisions of any federal or state “anti-takeover,” “fair price,” “moratorium,” “control share,” “supermajority,” “affiliate transaction,” or “business combination” law, including any provisions of the Oregon Business Corporation Act (each, a “Takeover Law”). In the case that any such transactions are subject to such provisions or laws, the Board of Directors has taken and shall take all necessary action to ensure that such transactions shall be deemed to be exceptions to such provisions or laws, including, but not limited to, the approval of such transactions as contemplated under Section 60.835(1) of the OBCA. The acquisition of the Common Stock pursuant to any of the Transaction Documents and the consummation of the transaction contemplated by each of the Transaction Documents is not a “control share acquisition” or otherwise subject to the provisions of Section 60.801 to Section 60.816 of the Oregon Business Corporation Act.

(w)         Intellectual Property.

(1)           (i) The Company and the Company Subsidiaries own (free and clear of any claims, liens, or encumbrances (including any exclusive licenses or non-exclusive licenses not granted in the ordinary course of business)) or have a valid license to use all Intellectual Property used in or necessary to carry on their business as currently conducted, and (ii) such Intellectual Property referenced in clause (i) above is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or the Company Subsidiaries’ use of, or rights to, such Intellectual Property. The Company and the Company Subsidiaries have sufficient rights to use all Intellectual Property used in their business as presently conducted, all of which rights shall survive unchanged following the consummation of the transactions contemplated by this Agreement. The Company has Previously Disclosed all of the applications and registrations for all Intellectual Property owned by the Company or a Company Subsidiary, and the Company or a Company Subsidiary is the sole and exclusive record and beneficial owner thereof.

(2)           Neither the Company nor any Company Subsidiary has received any notice of infringement or misappropriation of, or any conflict with, the rights of others with respect to any Intellectual Property, and no reasonable basis exists for any such claim. To the Company’s knowledge, no third party has infringed, misappropriated or otherwise violated the Intellectual Property rights of the Company or the Company Subsidiaries. There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted, or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. To the knowledge of the Company, none of the Company or any of the Company Subsidiaries is using or enforcing any Intellectual Property owned by or licensed to the Company or any of the Company Subsidiaries in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. The Company and each of the Company Subsidiaries has taken all reasonable measures to protect the Intellectual Property owned by or licensed to the Company or any of the Company Subsidiaries. No current or former Affiliate (other than the Company Subsidiaries), partner, director, shareholder, officer, or employee of the Company will, after giving effect to the transactions contemplated hereby, own or retain any rights to use any of the Intellectual Property owned, used, or held for use by the Company in the conduct of the business.

(3)           The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation used in the business of the Company and the Company Subsidiaries (the “IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with the conduct of the business of the Company and the Company Subsidiaries. To the knowledge of the Company, no person has gained unauthorized access to the IT Assets. The Company and the Company Subsidiaries have implemented reasonable backup and disaster recovery technology for the IT Assets consistent with industry practices. The Company and the Company Subsidiaries take reasonable measures to ensure the confidentiality, privacy and security of customer, employee and other personally identifiable information, and are in compliance with all laws and their own policies and procedures in connection therewith, and to the knowledge of the Company there has been no unauthorized access to or use of such information. The Company and the Company Subsidiaries have complied with all internet domain name registration and other requirements of internet domain registrars concerning internet domain names that are used in the business.

“Intellectual Property” shall mean trademarks, service marks, brand names, domain names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, know-how, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(x)           Brokers and Finders. Except for Keefe, Bruyette & Woods, Inc. and Macquarie Capital (USA), Inc., the fees of which have been Previously Disclosed, neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

(y)           Agreements with Regulatory Agencies. Except as Previously Disclosed, neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2007, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”). Except as Previously Disclosed, the Company and each Company Subsidiary is in compliance with each Regulatory Agreement to which it is party or subject. Neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance with any such Regulatory Agreement.

(z)           Loan Portfolio.

(1)           The aggregate book value of the Company’s non-performing assets as of September 30, 2010 was $129,535,464.

(2)           Except as set forth in Schedule 2.2(z) of the Disclosure Schedule, as of the date hereof, none of the Company or the Company Bank is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), other than any Loan the unpaid principal balance of which does not exceed $250,000, under the terms of which the obligor was, as of September 30, 2010, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan in excess of $250,000 with any director, executive officer or 5% or greater shareholder of the Company or any Company Subsidiary, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 2.2(z) of the Disclosure Schedule sets forth (x) all of the Loans in original principal amount in excess of $250,000 of the Company or the Company Bank that as of September 30, 2010 were classified by the Company or the Company Bank or any regulatory examiner as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan as of September 30, 2010 and the identity of the borrower thereunder, (y) by category of loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and the Company Subsidiaries that as of September 30, 2010 were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of September 30, 2010, and (z) each asset of the Company or the Company Bank that as of September 30, 2010 was classified as “Other Real Estate Owned” and the book value thereof.

(3)           Each Loan of the Company or any of the Company Subsidiaries in original principal amount in excess of $10,000 (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4)           Except as set forth in Section 2.2(z) of the Disclosure Schedule, none of the agreements pursuant to which the Company or any of the Company Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein.

(5)           The Company and each Company Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary satisfied, (A) the Company’s and the Company Bank’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors); (B) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (C) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any Company Subsidiary and any Agency, Loan Investor or Insurer, (D) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (E) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.

(6)           Since December 31, 2006, no Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary or (C) indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor loan quality or concern with respect to the Company’s or any Company Subsidiary’s compliance with laws.

(7)           To the knowledge of the Company, each Loan included in a pool of Loans originated, acquired or serviced by the Company or any of the Company Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not yet expired. To the knowledge of the Company, no Pools have been improperly certified, and no Loan has been bought out of a Pool without all required approvals of the applicable investors.

(8)          For purposes of this Section 2.2(z):

(i)           “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including, without limitation, state and local housing finance authorities;

(ii)           “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such mortgage loan; and

(iii)           “Insurer” shall mean a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(aa)         Listing of Common Stock. The shares of Common Stock to be issued at the Closing under this Agreement and the Other Securities Purchase Agreements have been authorized, to the extent such Common Stock has been authorized under the Articles of Incorporation, for listing on NASDAQ, subject to official notice of issuance.

(bb)         Insurance.

(1)           The Company and the Company Subsidiaries are, and will remain following consummation of the transactions contemplated by the Transaction Documents, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and that are of the type customary in the businesses and location in which the Company and the Company Subsidiaries are engaged. The Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect on the Company.

(2)           The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage that have been Previously Disclosed, (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

(cc)         Board of Directors. The Company does not have, and the Board of Directors have not adopted, any policies, directives or resolutions, or any amendments to the Company’s by-laws or certificate of incorporation, with respect to qualification or other requirements for serving as a director on the Board of Directors of the Company or any Company Subsidiary.

(dd)         Other Private Placements. Concurrently with the execution and delivery of this Agreement, the Company has agreed to sell Common Shares in the Other Private Placements on the same economic and financial terms and conditions set forth in this Agreement, with the closing of such Other Private Placements to occur simultaneously with the Closing. The Company has provided true, correct and complete copies of the Other Securities Purchase Agreements to the Investor. Except for the Other Securities Purchase Agreements and as set forth in Section 2.2(dd) of the Disclosure Schedule, the Company is not a party to any agreements, understandings, arrangements or commitments with the counterparties to the Other Securities Purchase Agreements or their Affiliates.

(ee)         Approval by Continuing Directors. Two-thirds of the Continuing Directors (as defined in the Articles of Incorporation) have voted in favor of the entering into of this Agreement and the transactions contemplated by this Agreement, including the issuance of Common Shares and the increase in authorized shares, and has or will recommend approval of the transactions contemplated by this Agreement to the Company’s shareholders.

(ff)          Related Party Transactions.

(1)           Except as set forth in Section 2.2(ff) of the Disclosure Schedule or as part of the normal and customary terms of an individual’s employment or service as a director, none of the Company or any of the Company Subsidiaries is party to any extension of credit (as debtor, creditor, guarantor or otherwise), contract for goods or services, lease or other agreement with any (A) affiliate, (B) insider or related interest of an insider, (C) shareholder owning 5% or more of the outstanding Common Stock or related interest of such a shareholder, or (D) to the knowledge of the Company, and other than credit and consumer banking transactions in the ordinary course of business, employee who is not an executive officer. For purposes of the preceding sentence, the term “affiliate” shall have the meaning assigned in Regulation W issued by the Federal Reserve, as amended, and the terms “insider,” “related interest,” and “executive officer” shall have the meanings assigned in the Federal Reserve’s Regulation O, as amended.

(2)           The Company Bank is in compliance with, and has since December 31, 2006, complied with, Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve’s Regulation O.

(gg)        Trust Preferred Securities Exchange Agreements. The Company has provided true, correct and complete copies of the Trust Preferred Securities Exchange Agreements to the Investor. Except for the Trust Preferred Securities Exchange Agreements, the Company is not a party to any agreements, understandings, arrangements or commitments with the counterparties to the Trust Preferred Securities Exchange Agreements or their Affiliates.

(hh)         Use of Proceeds. Section 2.2(hh) of the Disclosure Schedule sets forth the Company's good faith estimate as of the date hereof of the use of the proceeds from the sale of Common Shares pursuant to this Agreement and the Other Securities Purchase Agreements, including an estimate of the amounts payable under each of the subsections of Section 1.2(b)(1)(vi) and the parties to whom such amounts shall be paid.

(ii)           No Material Misstatement or Omission. None of the representations or warranties made by the Company in this Agreement or in schedules hereto, including the Disclosure Schedule, or any certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

2.3           Representations and Warranties of the Investors. Each Investor hereby represents and warrants as of the date of this Agreement to the Company that:

(a)           Purchase for Investment. Such Investor acknowledges that the Common Shares have not been registered under the Securities Act or under any state securities laws. Such Investor (1) is acquiring the Common Shares pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no present intention or plan to distribute any of the Common Shares to any person nor with a view to or for sale in connection with any distribution thereof, in each case in violation of the Securities Act, (2) will not sell or otherwise dispose of any of the Common Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that the Investor is capable of evaluating the merits and risks of the investment in the Common Shares and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act). Without limiting any of the foregoing, neither such Investor nor any of its Affiliates has taken, and such Investor will not, and will cause its Affiliates not to, take any action that would otherwise cause the securities to be purchased hereunder to be subject to the registration requirements of the Securities Act.

(b)           Financial Capability. Such Investor will have immediately available funds necessary to consummate the Closing, as of the date of the Closing, on the terms and conditions contemplated by this Agreement.

ARTICLE III
Covenants

3.1           Filings; Other Actions.

(a)           The Investors and the Company will cooperate and consult with each other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings, and other documents, and to obtain all necessary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement and to perform covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements, and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. Each Investor and the Company will each have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information and confidential information related to such Investor, all the information (other than personal or sensitive information) relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. Such Investor and the Company shall promptly furnish each other to the extent permitted by applicable laws with copies of written communications received by them or their Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement or any other Transaction Document. Notwithstanding anything in this Agreement to the contrary, such Investor shall not be required to provide any materials to the Company that it deems private or confidential nor shall it be required to make any commitments (other than the passivity commitments described above) to any Governmental Entity in connection therewith or suffer any Burdensome Condition.

(b)           The Company shall call a special meeting of its shareholders, as promptly as practicable after the date of this Agreement, to obtain the Shareholder Approvals, including, without limitation, approving the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock to 550 million (as adjusted in accordance with Section 4.7 to reflect any reverse stock split of the Common Stock effected prior to the Closing; provided that the increase in the number of authorized shares of Common Stock shall be to at least 100 million shares) and approving for purposes of rule 5635 of NASDAQ’s listing rules the issuance of Common Shares to the Investor and the investors participating in the Other Private Placements. The Board of Directors shall unanimously recommend to the Company’s shareholders that such shareholders provide the Shareholder Approvals, and shall not modify or withdraw such recommendation. In connection with such meeting, the Company shall promptly prepare (and the Investor will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such shareholder approval, and shall use its reasonable best efforts to respond promptly to any comments of the SEC or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders, as promptly as practicable, after clearance by the SEC. The Company shall notify the Investors promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investors with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall, as promptly as practicable, prepare and mail to its shareholders such an amendment or supplement. The Investors and the Company each agree to correct promptly any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall, as promptly as practicable, prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The directors’ recommendation described in this Section 3.1 shall be included in the proxy statement filed in connection with obtaining such shareholder approval. Immediately upon approval by shareholders of the increase in the Company’s authorized number of shares of Common Stock as provided above, the Company shall file articles of amendment to duly amend its Articles of Incorporation to include such increase.

(c)           Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, Affiliates, directors, officers, partners, and shareholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with such shareholders’ meeting and any other statement, filing, notice, or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with this Agreement or the Other Securities Purchase Agreements. Notwithstanding anything herein to the contrary, the Investors shall not be required to furnish the Company with any (1) sensitive personal biographical or personal financial information of any of the directors, officers, employees, managers or partners of such Investor or any of their Affiliates or (2) proprietary and non-public information related to the organizational terms of, or investors in, such Investor or their Affiliates; provided, however, that the Investors will furnish directly to the applicable bank regulator such information as reasonably requested by such regulator as necessary to consummate the transactions contemplated hereby.

(d)           From the date of this Agreement, until the Closing, the Company shall not, directly or indirectly, amend, modify, or waive, and the Board of Directors shall not recommend approval of any proposal to the shareholders having the effect of amending, modifying, or waiving any provision in the Articles of Incorporation or bylaws of the Company in any manner adverse to the Investors or any other holder of Common Stock issued pursuant to this Agreement.

(e)           The Company shall take all actions necessary to ensure that none of the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the consummation of the transactions contemplated as part of the Other Private Placements, nor the Shareholder Approvals will constitute a “change in control” or “change of control” within the meaning of any Benefit Plan.

3.2          Access, Information and Confidentiality.

(a)           From the date of this Agreement, until the date when the shares of Common Stock owned by any Investor in the aggregate represent less than 4.9% of all of the outstanding Common Shares (counting for such purposes all shares of Common Stock into or for which the securities of the Company owned by such Investor are directly or indirectly convertible or exercisable and excluding as shares owned and shares outstanding all Common Shares issued by the Company after the Closing Date), the Company will ensure that upon reasonable notice, the Company and its subsidiaries will afford to such Investor and its representatives (including employees of such Investor, and counsel, accountants, financial and investment banking advisors and other professionals retained by such Investor) such access during normal business hours to its books, records, properties and personnel and to such other information as such Investor may reasonably request.

(b)           Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors and, to the extent permitted above, to bank regulatory authorities.

(c)           The Company shall promptly provide the Investors with written notice of the occurrence of any circumstance, event, change, development or effect occurring after the date hereof and relating to the Company or any Company Subsidiary of which the Company has knowledge and which constitutes a Material Adverse Effect or may otherwise cause or render any of the representations and warranties of the Company set forth in this Agreement to be inaccurate.

3.3           Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), the Company shall, and shall cause each Company Subsidiary to, (i) conduct its business in the ordinary course consistent with past practice, (ii) use reasonable best efforts to preserve intact its current business organizations and its rights and permits issued by Governmental Entities, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers, Governmental Entities and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired and (iii) not take any action that would reasonably be expected to materially adversely affect or materially delay the receipt of any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or by the Other Securities Purchase Agreements or materially adversely affect or materially delay the consummation of the transactions contemplated hereby or by the Other Securities Purchase Agreements.

3.4           Reasonable Efforts. The Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Investors in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Other Securities Purchase Agreements, including using reasonable best efforts to accomplish the following:  (a) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (b) the mailing of the definitive proxy statement to the Company’s shareholders promptly following clearance from the SEC; (c) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity; (d) the obtaining of all necessary consents, approvals or waivers from third parties; (e) causing the TRuPS Exchanges to be consummated prior to the Closing Date, including the receipt of the Regulatory Approval [Primary Note] (as defined in the Trust Preferred Securities Exchange Agreements); and (f) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Other Securities Purchase Agreements.

3.5           Shareholder Litigation The Company shall promptly inform the Investor of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding (“Shareholder Litigation”) against the Company, any Company Subsidiary or any of the past or present executive officers or directors of the Company or any Company Subsidiary that is threatened or initiated by or on behalf of any shareholder of the Company in connection with or relating to the Order or the transactions contemplated hereby or by the Other Securities Purchase Agreements. The Company shall keep the Investors informed of all material filings and developments relating to any such Shareholder Litigation.

3.6           Material Non-Public Information. Investor and the Company agree that the Company will not provide Investor any information that would constitute material non-public information, as that term is used in SEC Regulation FD, (“MNPI”) unless Company believes that MNPI could appropriately be disclosed to the public on the Release Date as contemplated by this Section 3.6. The “Release Date” shall occur on the earlier of (i) the date on which Company publicly announces a potential transaction involving Investor; and (ii) 4:00 p.m. Eastern Time on February 4, 2011. Upon the Release Date, the Company agrees to create an appropriate summary of that Confidential Information which in its reasonable judgment constitutes MNPI and to the extent that such information has not otherwise been made available to the public, make such information available to the public by means of a filing with the SEC or a press release delivered to an internationally reputable newswire service. In the event that the Company shall fail to make such a filing or press release as required by this Section 3.6, then Company agrees that Investor is authorized to make available to the public a summary that reflects, in its reasonable judgment, the MNPI included in such Confidential Information; provided that nothing in this Section 3.6 shall obligate the Company, or authorize the Investor, to disclose any information to the public that the Company is otherwise prohibited from disclosing by applicable law, including, without limitation, any laws relating to the privacy of customer information.

ARTICLE IV
Additional Agreements

4.1           Legend.

(a)           The Investor agrees that all certificates or other instruments representing the securities subject to this Agreement will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b)           Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause the legend to be removed from any certificate for any securities. The Investor acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.2           Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), or, at the request of the Investor, the ultimate parent of such successor, transferee or lessee party of the Company, expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.3           Indemnity.

(a)           The Company agrees to indemnify and hold harmless the Investors and their respective Affiliates and each of their respective officers, directors, partners, members, managers, employees and agents, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in Section 2.2 of this Agreement or any certificate delivered by or on behalf of the Company pursuant to this Agreement, (2) the Company’s breach of agreements or covenants made by the Company in this Agreement or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings instituted by any Governmental Entity, shareholder of the Company or any other person (other than the Investor and its Affiliates and the Company and the Company Subsidiaries) arising out of the transactions contemplated by this Agreement (other than any Losses attributable to the acts, errors or omissions on the part of the Investor, but not including the transactions contemplated hereby).

(b)           Each Investor agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their respective officers, directors, partners, members, managers, employees and agents, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of such Investor’s representations or warranties in this Agreement or (2) such Investor’s breach of agreements or covenants made by the Investor in this Agreement.

(c)           A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.3 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at the cost and expense of the Indemnifying Party, counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with regard to any single action or group of related actions, upon agreement by the Indemnified Parties and the Indemnifying Parties.  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d)           For purposes of the indemnity contained in Sections 4.3(a)(1) and 4.3(b)(1), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining (i) whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement and (ii) the amount of Losses in respect of any breach of any representation or warranty.

(e)           The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.5(a)(1), disregarding all qualifications or limitations set forth in its representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim are less than $50,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.5(a)(1) exceed $250,000 (the “Threshold Amount”), in which event the Company shall be responsible for the entire amount of such Losses.  The Investor shall not be required to indemnify the Indemnified Parties pursuant to Section 4.5(b)(1), disregarding all qualifications or limitations set forth in the representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, (1) with respect to any De Minimis Claim and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.5(b)(1) exceed the Threshold Amount, in which event such Investor shall be responsible for the entire amount of such Losses.

(f)           The obligations of the Indemnifying Party under this Section 4.3 shall survive the transfer or redemption of the Common Stock issued pursuant to this Agreement, or the Closing or termination of this Agreement; provided that in the event of any transfer of the Common Stock to a third party that is not an Affiliate of the transferor, the Indemnifying Party shall have no obligations under this Section 4.3 to such transferee.  The indemnity provided for in this Section 4.3 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any of the representations and warranties contained in Sections 2.2 and Sections 2.3 of this Agreement or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby.  No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.  The indemnification rights contained in this Section 4.3 are not limited or deemed waived by any investigation or knowledge by the Indemnified Party prior to or after the date hereof.

(g)           Any indemnification payments pursuant to this Section 4.3 shall be treated as an adjustment to the Investment Amount for the Purchased Shares for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.4           Registration Rights. At the Closing, the Company will enter into the Registration Rights Agreement for the benefit of the Investors, substantially in the form attached as Exhibit C hereto.

4.5           Anti-Takeover Matters; Takeover Laws; No Rights Triggered. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated or permitted by this Agreement or to the Investors and/or their Affiliates generally following the Closing, the Company and the members of the Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated or permitted by this Agreement and, the Other Securities Purchase Agreements may be consummated, as promptly as practicable, on the terms contemplated by this Agreement and the other respective Transaction Documents, as the case may be, and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated or permitted by this Agreement and the Other Securities Purchase Agreements and on the Investors and their Affiliates.

(a)           Oregon Business Combination Statute.  The Company represents that the Board of Directors has duly adopted an irrevocable resolution as follows (the “Business Combination Exemption Resolution”)

“RESOLVED, that pursuant to Section 60.835 of the Oregon Business Corporation Act (“OBCA”), the Board of Directors of the Corporation, for the specific purpose of establishing an irrevocable exemption from Section 60.835 of the OBCA, hereby approves thereunder (i) the entering into, and all of the transactions relating to and contemplated or permitted by, the Securities Purchase Agreement, between the Corporation and the Investors, including, without limitation, (A) the assignment of any rights thereunder, (B) any person or entity becoming an “interested shareholder” as defined in Section 60.825 of the OBCA including, without limitation, the Investors, any present or future affiliates or associates of the Investors, any trust the Investors has or may establish (whether individually or in another capacity) (collectively, the “Covered Persons”) and (C) the transfer of any shares of common stock or other securities of the Corporation in accordance with the terms and conditions of the Securities Purchase Agreement, (ii) any transaction in which any Covered Person becomes an “interested shareholder” as defined in Section 60.825 of the OBCA or acquires additional shares of common stock or other securities of the Corporation thereafter and (iii) any “business combination” as defined in Section 60.825 of the OBCA involving any Covered Person.”

(b)           Business Combination Exemption.  The Company represents that the Business Combination Exemption Resolution adopted by the Company is a valid action of the Board of Directors of the Company, binding on the Company, and constitutes a valid and irrevocable exemption by the Company from Section 60.835 of the Oregon Business Corporation Act as to any transaction, person or entity described in such resolution.

4.6           VCOC Investor. The Investors and, at any Investor’s request, each Affiliate of such Investor that directly or indirectly has an interest in such Investor, the Company or the Company Bank, in each case that is intended to qualify as a “venture capital operating company” as defined in the regulations (the “Plan Asset Regulations”) issued by the Department of Labor at Section 2510.3 101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, as the same may be amended from time to time (a “VCOC” and each such person a “VCOC Investor”), will have customary and appropriate VCOC rights (including consultation rights, inspection and access rights, and rights to receive materials for all meetings of the Board of Directors or the board of directors of the Company Bank (as well as committees of each such board), and the right to audited and unaudited financial statements, annual budget and other financial and operations information, including advance notification of and consultation with respect to significant corporate actions) relating to inspection, information and consultation with respect to the Company or the Company Bank; provided that this Section 4.6 shall not entitle such Investor to designate any members of the Board of Directors or of the board of directors of the Company Bank. The Company shall, and shall cause the Company Bank to, consider in good faith the recommendations of any VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company or the Company Bank, as applicable. In the event the Company or the Company Bank ceases to qualify as an “operating company” (as defined in the first sentence of 2510.3-101(c)(1) of the Plan Asset Regulations) or the investment in the Company or the Company Bank by a VCOC Investor does not qualify as a venture capital investment as defined in the Plan Asset Regulations, then the Company and the Investor will, and the Company will cause the Company Bank to, cooperate in good faith to take all reasonable actions necessary to preserve the VCOC status of each VCOC Investor, it being understood that such reasonable actions shall not require a VCOC Investor to purchase or sell any investments.  The Company shall cause the Company Bank to enter into an agreement with each VCOC Investor that provides the rights set forth in this Section 4.6, effective as of the Closing.  Notwithstanding the foregoing, neither the Company nor the Company Bank shall be obligated to (1) honor a request from a VCOC Investor to visit and inspect any of the offices and properties of the Company and/or the Company Bank and inspect and copy the books and records of the Company and/or the Company Bank more frequently than once per quarter or (2) make appropriate officers and directors of the Company and/or the Company Bank available to a VCOC Investor for consultation with such VCOC Investor or its designated representatives with respect to matters relating to the business and affairs of the Company and the Company Bank more frequently than once per quarter.

4.7           Continued Listing Authorization. The Company shall take all steps necessary to prevent the Common Stock from being delisted from the NASDAQ, including, effecting a reverse stock split of the Common Stock, if necessary, to comply with NASDAQ Listing Rule 5450(a)(1).  If the Company effects a reverse stock split of the Common Stock prior to the Closing, the Per Share Purchase Price and the number of shares of Common Stock to be authorized following the amendment to the Articles of Incorporation described in Section 3.1(b) shall be adjusted proportionately.

ARTICLE V
Termination

5.1           Termination. This Agreement may be terminated prior to the Closing:

(a)           by mutual written consent of the Investors and the Company;

(b)           by the Company, upon written notice to the Investors, in the event that the conditions of Closing set forth in Section 1.2(b)(2) are not satisfied on or before February 4, 2011 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to the Company if its failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)           by an Investor, but only with respect to such terminating Investor, upon written notice to the Company, in the event that the conditions of Closing set forth in Section 1.2(b)(1) are not satisfied on or before the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(c) shall not be available to an Investor if its failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(d)           by the Company or by an Investor, but only with respect to such terminating Investor, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable; or

(e)           by an Investor, but only with respect to such terminating Investor, if a “change in control” within the meaning of any Benefit Plan occurs on or after the date hereof but prior to the Closing Date.

5.2           Effects of Termination.  In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2, Section 4.3, this Section 5.2 and Article VI (other than Section 6.1) and all applicable defined terms, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement.

ARTICLE VI
Miscellaneous

6.1           Survival.  Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of 24 months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect; provided that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d) and 2.3(a) shall survive indefinitely and the representations and warranties in Sections 2.2(i), 2.2(p) and 2.2(u) shall survive until 90 days after the expiration of the applicable statutory periods of limitations.  Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

6.2           Amendment.  No amendment or waiver of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

6.3           Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.4           Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.5           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

6.6           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as follows: (i) if to an Investor, to such address as indicated on the signature page attached hereto, or at such other address as such Investor or permitted assignee shall have furnished to the Company in writing, and (ii) if to the Company to: Cascade Bancorp, 1100 N.W. Wall Street Bend, Oregon 97701, Attn: Chief Executive Officer, Facsimile: (541) 617-3149, with a copy to: Davis Wright Tremaine LLP, 1201 Third Avenue, Suite 2200 Seattle, Washington, Attention: David R. Wilson, Facsimile:  (206) 757-7274.

6.8           Entire Agreement, Etc.  This Agreement (including the Exhibits, Schedules, and Disclosure Schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and their permitted assigns.  For the avoidance of doubt, the Company agrees that each Investor may assign its rights and obligations under this Agreement, in whole or in part, to one or more Affiliates, parallel investment funds, co-investment funds or successor investment funds and that such assignees shall be included in the term “Investor.”

6.9           Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.  When used herein:

(1)           the term “subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 25% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 25% or more of the outstanding equity securities is owned directly or indirectly by its parent or otherwise controlled by such parent and any entity that would be a “subsidiary” for purposes of the BHC Act; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

(2)           the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise or for purposes of the BHC Act;

(3)           the word “or” is not exclusive;

(4)           the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(5)           the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(6)           the words “it” or “its” are deemed to mean “him” or “her” and “his” or “her,” as applicable, when referring to an individual;

(7)           “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of Oregon generally are authorized or required by law or other governmental actions to close;

(8)           “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(9)           “Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act; and

(10)         “Burdensome Condition” means, with respect to an Investor or an Affiliate of an Investor, being required (i) to become a "bank holding company" within the meaning of the BHC Act, a "savings and loan holding company" within the meaning of the Home Owners' Loan Act, or a similarly regulated entity under any similar or successor law; (ii) to support or maintain the capital, liquidity, or financial condition of the Company or the Company's subsidiaries (other than through the investment expressly contemplated herein); (iii) to modify or limit its operations or commercial practices (except as they relate to the Company and the Company Subsidiaries); (iv) to modify or limit its governance, structure, or compensation arrangements; (v) to modify the terms of this Agreement, including, for the avoidance of doubt, the terms or the amount of the Purchased Shares to be delivered by the Company under this Agreement; (vi) to become subject to any other condition, limitation, restriction, or restraint that would reasonably be expected to adversely affect (with respect to the Investor or its Affiliates) any material financial term of the transactions contemplated by this Agreement or the anticipated benefits to such Investor and its Affiliates hereunder; or (vii) to propose, agree, or accept any of the items described in clauses (i) through (vi) as a condition to receiving any regulatory or governmental approval or consent.

(11)         “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the executive officers of the Company.

6.10         Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11         Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12         No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer or shall confer upon any person other than the express parties hereto, any benefit right or remedies, except that the provisions of Sections 4.1, 4.3 and 4.6 shall inure to the benefit of the persons referred to in those Sections.  The representations and warranties set forth in Article II and the covenants set forth in Articles III and IV have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by reference to the Disclosure Schedule of each party, each of which contains certain disclosures that are not reflected in the text of this Agreement; and (c) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company.

6.13         Public Announcements.  Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the Other Securities Purchase Agreements, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld, conditioned, or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure.

6.14         Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

*  *  *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

CASCADE BANCORP

By:	/s/ Patricia L. Moss
	Name:	Patricia L. Moss
	Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

WEICHERT ENTERPRISE LLC

By:	/s/ Gerald C. Crotty
	Name:	Gerald C. Crotty
	Title:	President

Investor Address:

[Signature Page to Securities Purchase Agreement]

MICHAEL F. ROSINUS R/O IRA

By:	/s/ Michael R. Rosinus
	Name:	Michael R. Rosinus
Title:

Investor Address:

[Signature Page to Securities Purchase Agreement]

KEEFE VENTURES FUND LP

By:	KEEFE VENTURES, LLC
Its:	General Partner

By:	/s/ John J. Lyons
	Name:	John J. Lyons
	Title:	President

Investor Address:

[Signature Page to Securities Purchase Agreement]

ALDEN GLOBAL VALUE RECOVERY MASTER FUND, L.P. By: AGVRF Master GP, LLC By: Alden Global Capital, its Service Provider

By:	/s/ Jim Plohg
	Name:	Jim Plohg
	Title:	Vice President

Investor Address:
885 Third Avenue, 34th Floor
New York, NY 10022

[Signature Page to Securities Purchase Agreement]

COUGAR TRADING, LLC

By:	/s/ Emanuel E. Geduld
	Name:	Emanuel E. Geduld
	Title:	Senior Managing Member

Investor Address:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A:  Form of Opinion of Counsel

____________ [●], 2010

To the Investors listed on Schedule A
attached hereto

Ladies and Gentlemen:

We have acted as counsel to Cascade Bancorp, an Oregon corporation (the “Company”), for purposes of rendering an opinion of counsel in connection with the Company’s issuance on the date hereof to the Investors listed on Schedule A attached hereto (collectively, the “Investors” and each individually, an “Investor”) of  [●] shares of common stock, no par value, of the Company (the “Common Stock”) pursuant to Securities Purchase Agreements, dated as of [    ], 2010, between the Company and each Investor (the “Agreements”) (the “Offering”).   This opinion is being furnished in connection with Closing of the transactions contemplated by the Agreement.  Capitalized terms used herein which are not otherwise defined shall have the meanings given to them in the Agreements.

The law covered by the opinions expressed herein is limited to Oregon Revised Statute and the federal laws of the United States of America.

This opinion letter is to be interpreted in accordance with the Guidelines for the Preparation of Closing Opinions issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 57 Business Lawyer 875 (February 2002) and the State on the Role of Customary Practice in the Preparation and Understanding of Third-Party Legal Opinions published in 63 The Business Lawyer 1277 (August 2008).

A.	Assumptions

For purposes of this opinion letter, we have relied with your permission on the following assumptions:

A-1
As to matters of fact material to the opinions expressed herein, we have relied upon the statements or certificates of the Company and you pursuant to the Agreement and upon certificates and statements of government officials and of officers of the Company. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed that the signatures on documents and instruments examined by us are authentic, that each is what it purports to be, and that all documents and instruments submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

Exhibit A – 1

A-2
In making our examination of documents, we have further assumed that (i) each party to such documents (other than the Company in connection with the Agreement) had the power, legal competence and capacity to enter into and perform all of such party’s obligations thereunder, (ii) each party to such documents (other than the Company in connection with the Agreement) has duly authorized, executed and delivered such documents, (iii) each of such documents is enforceable against and binding upon the parties thereto (other than the Company in connection with the Agreement), (iv) there is no fact or circumstance relating to you or your business that might prevent you from enforcing any of the rights provided for in the Agreement, (v) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, (vi) the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability, and (vi) you, and any agent acting for you in connection with the transactions contemplated by the Agreement, have acted in good faith and without notice of any defense against the enforcement of any rights created by the Agreement. We have also assumed that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.

B.	Opinions

Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications stated herein, it is our opinion that:

B-1	The Company has been duly organized and is validly existing as a corporation under the laws of the State of Oregon.

B-2
All of the issued shares of capital stock of the Company, including the shares of Common Stock issued pursuant to the Agreement, have been duly authorized and, when issued pursuant to the Agreement upon receipt of the consideration provided for therein, will be validly issued, fully paid and nonassessable.

B-3
It is not necessary to register the shares of Common Stock issued pursuant to the Agreement under the Securities Act of 1933 in connection with the offer, sale and delivery of the shares of Common Stock by the Company to the Investors in accordance with the Agreement.

B-4	The Company’s authorized equity capitalization consists of [●] shares of common stock and [●] shares of preferred stock, no par value.

B-5
The Company has the requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.  The Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Exhibit A – 2

B-6
The sale and issuance of the shares of Common Stock will not be subject to any preemptive rights, rights of first offer or similar rights of any person under (a) the certificate of incorporation of the Company as currently in effect (the “Charter”), (b) the bylaws of the Company as currently in effect (the “Bylaws”), or (c) any Company Significant Agreement.

B-7
The sale and issuance of the Common Stock, in accordance with the Agreement and the execution, delivery and performance by the Company of its obligations under the Agreement will not violate (a) the Charter, (b) the Bylaws, (c) applicable laws of the State of Oregon, (d) applicable federal laws of the United States or (e) any Company Significant Agreement.

B-8
No consent, approval, authorization or order of, or filing with, any Federal or Oregon governmental authority or regulatory body is required to be obtained or made by the Company for the consummation by the Company of the transactions contemplated by the Agreement, including, without limitation, each Other Private Placement, in connection with the offering, issuance and sale of the Common Stock, except for the filing of a Form D pursuant to federal and applicable state blue sky laws and such as have been obtained.

B-9
The only vote of the shareholders of the Company required to approve (i) the amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the issuance of Common Stock contemplated by the Agreement and the Other Securities Purchase Agreements is that more votes are cast for such proposal than are cast against such proposal and (ii) the issuance of such authorized shares of Common Stock for purposes of rule 5635 of NASDAQ’s listing rules is a majority of the votes cast on such proposal.

B-10
The certificate of amendment to the Company’s Articles of Incorporation relating to the increase in the number of authorized shares of Common Stock as described in B-9 above has been duly approved by the requisite vote of the Company’s shareholders and has been duly filed with the Secretary of State of the State of Oregon and is effective as an amendment to the Company’s Articles of Incorporation.

C.	Qualifications

C-1
In giving our opinion in B-1 with respect to the valid existence of the Company, we are relying solely and without independent investigation on our review and examination of the certificate of the Secretary of State of the State of Oregon.

C-2
Insofar as performance by the Company of its obligations under the Agreement is concerned, we express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, whether considered in proceedings at law or equity.

Exhibit A – 3

D.	Exclusions

In addition to the foregoing, the opinions expressed above are specifically subject to the following exclusions:

D-1
We have assumed, and express no opinion with respect to, (a) the correctness, accuracy and completeness of representations and warranties made by you and set forth in the Agreement or otherwise made, orally or in writing, in connection with the offering of the Common Stock and (b) the validity of any wire transfers, drafts or checks tendered by you.

D-2	We express no opinion as to whether the members of the Company’s Board of Directors have complied with their fiduciary duties in connection with the authorization and performance of the Agreement.

The opinions set forth in Part B may be relied upon by you only in connection with the Agreement and the transactions described therein, and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without, in each instance, our prior written consent.

This letter speaks as of the time of its delivery on the date set forth herein. We undertake no obligation to advise you as to subsequent occurrences or discoveries.

Very truly yours,

Davis Wright Tremaine LLP

Exhibit A – 4

EXHIBIT B:  Form of Officer’s Certificate from the Company

OFFICER’S CERTIFICATE

_______________ [●], 2010

The undersigned, the Chief Executive Officer of Cascade Coast Bancorp, an Oregon corporation (the “Company”), pursuant to Section 1.2(b)(1)(viii) of the Securities Purchase Agreement, dated as of [__________], 2010 (the “Agreement”) between the Company and [•] (the “Investors”), hereby certifies to the Investor that:

1.           The Company has performed all obligations required to be performed by it at or prior to or contemporaneously with the Closing under the Agreement.

2.           The representations and warranties of the Company set forth in Section 2.2 and Section 4.5 of the Agreement were true and correct in all respects as of the date of the Agreement and are true and correct as of the Closing (except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties were true and correct in all respects as of such date).

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

[Signature Page Follows]

Exhibit B
[Company Officer’s Certificate]

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate solely in such respective capacity and not in an individual capacity as of this ___ day of ___________, 2010.

By:
Name: Patricia L. Moss
Title: Chief Executive Officer

Exhibit B

EXHIBIT C:  Form of Registration Rights Agreement

Exhibit C

CASCADE BANCORP

REGISTRATION RIGHTS AGREEMENT

Table of Contents

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of _____________, 2010 by and among Cascade Bancorp, an Oregon corporation (the “Company”), and the persons identified on the signature pages hereof (the “Shareholders”).

Recitals

WHEREAS, the Shareholders have entered into separate Securities Purchase Agreements with the Company (collectively, the “Securities Purchase Agreements”), pursuant to which each Shareholder has purchased shares of common stock of the Company (the “Common Stock”); and

WHEREAS, as a condition to the closing of the Shareholders’ acquisition of the Common Stock pursuant to the Securities Purchase Agreements, the Shareholders and the Company have agreed to enter into this Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, all parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1          Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract or otherwise or for purposes of the Bank Holding Company Act of 1956, as amended or the Change in Bank Control Act of 1978, as amended;

“Holder” means any Shareholder and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.8 hereof.

“Holders’ Counsel” means one counsel for the selling Holders chosen by Holders representing a majority interest in the Registrable Securities being registered.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing (a) a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3 or other form approved by the holders of a majority of Registrable Securities available for sales of securities pursuant to Rule 415 under the Securities Act.

“Registrable Securities” means (A) all Common Stock held by the Holders from time to time, and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they shall have ceased to be outstanding; or (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.  No Registrable Securities may be registered under more than one registration statement at one time.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Agreement, including, without limitation, all registration, filing and listing fees (including filings made with the Financial Industry Regulatory Authority), printing expenses (including printing of prospectuses and certificates for the securities), the Company’s expenses for messenger and delivery services and telephone, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred by the Company in connection with any “road show,” the fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

“Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

“SEC” means the Security and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses), other than $25,000 of fees and disbursements of Holders’ Counsel, which shall be reimbursed by the Company pursuant to Section 2.2.

SECTION 2

REGISTRATION

2.1           Registration.  Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the date of this Agreement (and in any event no later than the date that is 30 days after the date hereof (the “Registration Deadline”)), the Company shall have prepared and filed with the SEC a Shelf Registration Statement (defined below) covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than the Registration Deadline and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires).  If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.

(a)           Any registration pursuant to this Section 2.1 shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.  If the Shareholders or any other Holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 2.3; provided, that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $1,000,000.  The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed and be reasonably acceptable to the Company.

(b)           The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 2:  (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-out Period; or (iii) if the Company has notified the Shareholders and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or underwritten offering for a period of not more than 30 days after receipt of the request of the Shareholders or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 60 days in the aggregate in any 12-month period.

(c)           After the Closing Date, whenever the Company proposes to register any of its equity securities, other than a registration pursuant to Section 2.1 or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Shareholders and all other Holders of its intention to effect such a registration (but in no event less than 15 days prior to the anticipated filing date) and (subject to Section 2.1(e)) will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”).  Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2.1(c) prior to the effectiveness of such registration, whether or not the Shareholders or any other Holders have elected to include Registrable Securities in such registration.  “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its subsidiaries or in connection with dividend reinvestment plans.

(d)           If the registration referred to in Section 2.1(c) is proposed to be underwritten, the Company will so advise the Shareholders and all other Holders as a part of the written notice given pursuant to Section 2.1(c).  In such event, the right of the Shareholders and all other Holders to registration pursuant to this Section 2 will be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders.

(e)           The Company represents and warrants that it has not granted to any holder of its securities and agrees that it shall not grant “piggyback” registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 2.1(a).  If a Piggyback Registration under Section 2.1(c) relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, in the case of a Piggyback Registration under Section 2.1(c), the securities the Company proposes to sell, (ii) second, Registrable Securities of the Shareholders and all other Holders who have requested registration of Registrable Securities pursuant to Section 2.1(a) or 2.1(c) of this Agreement, as applicable, pro rata on the basis of the aggregate number of such securities or shares proposed to be sold by each such Holder and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

2.2          Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties) and expenses of any person, including special experts, retained by the Company.  The Company shall also reimburse the Shareholders for the reasonable fees and disbursements of legal counsel to the Shareholders in an amount not to exceed $25,000 per registration.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

2.3          Obligations of the Company.  The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)).  In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(a)           Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 2.3, and keep such registration statement effective or such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(b)           Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)           Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(d)           Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(f)           Give written notice to the Holders:

(i)           When any registration statement filed pursuant to Section 2  or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”)) and when such registration statement or any post-effective amendment thereto has become effective;

(ii)          of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii)         of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv)         of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)           of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(vi)           if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 2.3(j) cease to be true and correct.

(g)           Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.3(f)(iii) at the earliest practicable time.

(h)           Upon the occurrence of any event contemplated by Section 2.3(e) or 2.3(f)(v), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with Section 2.3(f)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 30 days.

(i)            Use best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(j)            If an underwritten offering is requested pursuant to Section 2.1(a), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling shareholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(k)           Make available for inspection by a representative of Holders that are selling shareholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(l)            Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or NASDAQ, as determined by the Company.

(m)          If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(n)           Timely provide to its Shareholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

2.4          Suspension of Sales.  During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable the prospectus supplement may be resumed.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 30 days.

2.5          Termination of Registration Rights.  A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

2.6          Free Writing Prospectuses.  No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

2.7          Indemnification.

(a)           The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, members, managers, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii)  offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(b)           If the indemnification provided for in Section 2.7(a) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.7(b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.7(a).  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

2.8          Assignment of Registration Rights.  The rights of a Holder to registration of Registrable Securities pursuant to Section 2 may be assigned by such Holder to a transferee or assignee of Registrable Securities to which there is transferred to such transferee no less than $1,000,000 in Registrable Securities; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

Notwithstanding the foregoing, the rights of a Shareholder to registration of Registrable Securities pursuant to Section 2 may be assigned to any Affiliate of the Shareholder (including without limitation any Affiliated fund) under common control with the Shareholder's ultimate parent, general partner or investment advisor or (B) any limited partner or shareholder of the Shareholder or limited partner or shareholder of the Shareholder's Affiliates to which there is transferred any Registrable Securities, regardless of amount; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

2.9          Holdback. With respect to any underwritten offering of Registrable Securities by the Shareholders or other Holders pursuant to Section 2.1, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed 30 days prior and 90 days following the effective date of such offering or such longer period up to 180 days as may be requested by the managing underwriter.  The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 180 days as may be requested by the managing underwriter.

2.10        Rule 144; Rule 144A Reporting.  With a view to making available to the Shareholders and other Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b)           file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);

(c)           so long as any Shareholders or other Holders own any Registrable Securities, furnish to the Shareholders or such other Holders forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Shareholders or other Holders may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(d)           take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

2.11        Forfeiture.  At any time, any Holder may elect in writing to forfeit its rights set forth in this Section 2 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 2.1 in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the Holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 2.7 with respect to any prior registration or Pending Underwritten Offering.  “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 2.11, any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 2.1(a) or Section 2.1(c)  prior to the date of such Holder’s forfeiture.

SECTION 3

MISCELLANEOUS

3.1          Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

3.2          Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.3          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.4          Entire Agreements Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of two-thirds of the Registrable Securities and each Holder of at least 10% of the Company’s securities; provided, that no amendment shall by its terms diminish or negatively affect a Holders’ rights in a manner differently from any other Holder without such Holder’s consent.  Any such amendment, waiver, discharge or termination shall be binding on all the Holders of Registrable Securities, but in no event shall the obligation of any Holder of Registrable Securities hereunder be materially increased, except upon the written consent of such Holder of Registrable Securities.

3.5          Additional Parties.  Any person that acquires Registrable Securities pursuant to the terms of this Agreement and upon execution of a signature page to this Agreement shall be deemed a Holder hereunder. The addition of such other Holders shall not be deemed an amendment under Section 3.4 of this Agreement and no approval of any existing Shareholder or party to this Agreement other than the Company shall be required to effect such action.  All Shareholders consent to the provisions of this Section 3.5.

3.6          Notices, Etc.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (ii) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (iii) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered, (x) if to a Holder, as indicated on the signature page attached hereto, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing, or (y) if to the Company, at [_______________________________], Attention:  [__________], or at such other address as the Company shall have furnished to each Holder in writing.

3.7          Delays or Omissions.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

3.8          Rights; Separability.  Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holder.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.9          Information Confidential.  Each Holder acknowledges that the information received by them pursuant hereto is confidential and for its use only on behalf of the Company, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its partners, parent, subsidiaries, employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company or some other party other than the Holder has made such information available to the public generally, or such Holder is required to disclose such information by a governmental body (or order thereof) or pursuant to any law, statute, rule or regulation.

3.10        Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.11        Legend on Certificates.  Each certificate representing any Registrable Securities shall be endorsed by the Company with a legend reading substantially as follows:

“The Shares evidenced hereby are subject to a  Registration Rights Agreement by and among the Company and the Holders (as defined therein) (the “Agreement”) (a copy of which may be obtained upon written request from the issuer), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of the Agreement.”

3.12        Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

3.13       Counterparts; Facsimile.  This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Such facsimile signatures shall be deemed original signatures for all purposes.

[Signatures Begin On Next Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year, first above written.

CASCADE BANCORP

By:

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Title:

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